Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Legence Corp. of our report dated December 19, 2025, with respect to the consolidated financial statements of The Bowers Group, Inc. and subsidiaries appearing in the Current Report on Form 8-K/A of Legence Corp. filed with the Securities and Exchange Commission on March 19, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Lanigan Ryan, P.C.

Gaithersburg, Maryland

April 6, 2026